Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666
PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2016 RESULTS;
PROVIDES 2017 EARNINGS PER SHARE FORECAST

2016 Full-Year

•	Reported diluted earnings per share of $4.48, up by $0.06 or 1.4% versus $4.42 in 2015

•	Excluding unfavorable currency of $0.46, reported diluted earnings per share up by $0.52 or 11.8% versus $4.42 in 2015 as detailed in the attached Schedule 15

•	Adjusted diluted earnings per share of $4.48, up by $0.06 or 1.4% versus $4.42 in 2015

•	Excluding unfavorable currency of $0.46, adjusted diluted earnings per share up by $0.52 or 11.8% versus $4.42 in 2015 as detailed in the attached Schedule 15

•	Cigarette shipment volume of 812.9 billion units, down by 4.1%

•	HeatSticks shipment volume of 7.4 billion units, up from 396 million units in 2015

•	Reported net revenues of $75.0 billion, up by 1.4%

•	Net revenues, excluding excise taxes, of $26.7 billion, down by 0.4%

•	Excluding unfavorable currency of $1.3 billion, net revenues, excluding excise taxes, up by 4.4% as detailed in the attached Schedule 13

•	Reported operating income of $10.8 billion, up by 1.8%

•	Operating companies income of $11.1 billion, up by 1.6%

•	Excluding unfavorable currency of $1.0 billion, operating companies income up by 11.0% as detailed in the attached Schedule 13

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 14, of $11.1 billion, up by 0.9%

•	Excluding unfavorable currency of $1.0 billion, adjusted operating companies income up by 10.3% as detailed in the attached Schedule 14

•	Increased the regular quarterly dividend by 2.0% to an annualized rate of $4.16 per common share

2016 Fourth-Quarter

•	Reported diluted earnings per share of $1.10, up by $0.30 or 37.5% versus $0.80 in 2015

•	Excluding unfavorable currency of $0.13, reported diluted earnings per share up by $0.43 or 53.8% versus $0.80 in 2015 as detailed in the attached Schedule 12

•	Adjusted diluted earnings per share of $1.10, up by $0.29 or 35.8% versus $0.81 in 2015

•	Excluding unfavorable currency of $0.13, adjusted diluted earnings per share up by $0.42 or 51.9% versus $0.81 in 2015 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 200.6 billion units, down by 4.4%

•	HeatSticks shipment volume of 3.7 billion units, up from 62 million units in 2015

•	Reported net revenues of $19.2 billion, up by 4.5%

•	Net revenues, excluding excise taxes, of $7.0 billion, up by 9.1%

•	Excluding unfavorable currency of $90 million, net revenues, excluding excise taxes, up by 10.5% as detailed in the attached Schedule 10

•	Reported operating income of $2.6 billion, up by 37.4%

•	Operating companies income of $2.7 billion, up by 34.4%

•	Excluding unfavorable currency of $360 million, operating companies income up by 52.4% as detailed in the attached Schedule 10

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $2.7 billion, up by 30.0%

•	Excluding unfavorable currency of $360 million, adjusted operating companies income up by 47.4% as detailed in the attached Schedule 11

2017 Full-Year Forecast

•
Forecasts 2017 full-year reported diluted earnings per share to be in a range of $4.70 to $4.85, at prevailing exchange rates, versus $4.48 in 2016. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.18 for the full-year 2017, the reported diluted earnings per share range represents a projected increase of approximately 9% to 12% versus adjusted diluted earnings per share of $4.48 in 2016 as detailed in the attached Schedule 15

•	This forecast reflects net revenue growth, excluding excise taxes, in excess of the company's current annual growth target range of 4% to 6%, excluding currency and acquisitions

•	This forecast does not include any share repurchases in 2017

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, February 2, 2017 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2016 full-year and fourth-quarter results.

“Our results last year underscore the strength of our existing business, driven by our world-class brand portfolio, the enormous promise of our Reduced-Risk Products and the tremendous commitment of our talented employees," said André Calantzopoulos, Chief Executive Officer.

"We continue to make considerable progress on the development, assessment and commercialization of our Reduced-Risk Products. Our ambitious goal, to transform PMI from a manufacturer of combustible tobacco products to an RRP-focused company, took a further important step forward at the end of 2016 with the submission of our Modified Risk Tobacco Product Application for our heat-not-burn IQOS product to the U.S. Food and Drug Administration."

“We have entered 2017 confident that our base business fundamentals are in robust shape, and increasingly excited by the tremendous potential of our RRP portfolio to materially accelerate our overall business and contribute significantly to our commitment to generously reward our shareholders in the years to come."

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Conference Call
A conference call, hosted by André Calantzopoulos, Chief Executive Officer, and Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on February 2, 2017. Access is at www.pmi.com/webcasts. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends and Share Repurchases
During 2016, PMI increased its regular quarterly dividend by 2.0% from $1.02 to $1.04, representing an annualized rate of $4.16 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 126.1% from the initial annualized rate of $1.84 per common share. PMI did not make any share repurchases in 2016.

2016 FULL-YEAR AND FOURTH-QUARTER CONSOLIDATED RESULTS

Key Terms, Definitions and Explanatory Notes

General

•	“PMI” refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•
References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"OTP" is defined as other tobacco products, primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include Reduced-Risk Products.

•	"EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

Financial

•
"Operating companies income," or "OCI," is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. Management evaluates business segment performance and allocates resources based on OCI.

•	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, discrete tax items and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•	"Free cash flow" is defined as net cash provided by operating activities less capital expenditures.

•
Management reviews OCI, OCI margins, earnings per share, or “EPS,” and free cash flow on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of its management.

•
Non-GAAP measures used in this release should be neither considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

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Reduced-Risk Products (RRPs)

•
RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because our RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

•	The term HeatSticks refers to Marlboro HeatSticks, Parliament HeatSticks and HEETS from Marlboro.

•
Net revenues, excluding excise taxes, related to RRPs represent the sale of heat-not-burn consumables, including HeatSticks, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, net of sales and promotion incentives.

•	National market share for HeatSticks in Japan is defined as the total sales volume for HeatSticks as a percentage of the total estimated sales volume for cigarettes and HeatSticks.

NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excl. Excise Taxes)	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$1,944	$1,934	0.5%	1.8%	$8,162	$8,068	1.2%	3.0%
EEMA	1,798	1,717	4.7%	9.7%	7,000	7,364	(4.9)%	3.2%
Asia	2,444	1,919	27.4%	21.2%	8,681	8,203	5.8%	5.9%
Latin America & Canada	785	822	(4.5)%	7.4%	2,842	3,159	(10.0)%	6.6%
Total PMI	$6,971	$6,392	9.1%	10.5%	$26,685	$26,794	(0.4)%	4.4%

2016 Full-Year
Net revenues, excluding excise taxes, of $26.7 billion decreased by 0.4%. Excluding unfavorable currency of $1.3 billion, net revenues, excluding excise taxes, increased by 4.4%, driven by a favorable pricing variance of $1.6 billion from across all Regions, principally EEMA, representing 6.0% of the prior year's net revenues excluding excise taxes. The favorable pricing was partially offset by unfavorable volume/mix of $450 million, due to the EU, EEMA and Latin America & Canada, partly offset by Asia.
Net revenues, excluding excise taxes, included $733 million related to the sale of RRPs, as detailed in the attached Schedule 18, mainly driven by Japan.

2016 Fourth-Quarter
Net revenues, excluding excise taxes, of $7.0 billion increased by 9.1%. Excluding unfavorable currency of $90 million, net revenues, excluding excise taxes, increased by 10.5%, driven by a favorable pricing variance of $565 million from across all Regions, principally EEMA and Asia. The favorable pricing variance was supported by favorable volume/mix of $104 million, driven by Asia.
Net revenues, excluding excise taxes, included $343 million related to the sale of RRPs, as detailed in the attached Schedule 18, mainly driven by Japan.

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OPERATING COMPANIES INCOME

PMI OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
European Union	$898	$599	49.9%	45.1%	$3,994	$3,576	11.7%	10.7%
EEMA	627	704	(10.9)%	44.5%	3,016	3,425	(11.9)%	12.6%
Asia	908	465	95.3%	81.7%	3,196	2,886	10.7%	8.9%
Latin America & Canada	261	236	10.6%	36.9%	938	1,085	(13.5)%	12.4%
Total PMI	$2,694	$2,004	34.4%	52.4%	$11,144	$10,972	1.6%	11.0%

2016 Full-Year
Operating companies income of $11.1 billion increased by 1.6%. Excluding unfavorable currency of $1.0 billion, operating companies income increased by 11.0%, driven by: a favorable pricing variance across all Regions; a favorable cost comparison to 2015, notably related to the impact of asset impairment and exit charges associated with organizational streamlining initiatives in the EU, cigarette brand building initiatives, notably in the EU, and business optimization initiatives, notably in Asia; partly offset by unfavorable volume/mix of $692 million, primarily in EEMA, and increased support behind Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 14. Adjusted operating companies income, excluding unfavorable currency, increased by 10.3%. Adjusted operating companies income margin, excluding currency, increased by 2.4 points to 43.6%, primarily reflecting the factors mentioned above, as detailed on Schedule 14.

2016 Fourth-Quarter
Operating companies income of $2.7 billion increased by 34.4%. Excluding unfavorable currency of $360 million, operating companies income increased by 52.4%, driven by: a favorable pricing variance across all Regions; a favorable volume/mix of $13 million, driven by Asia, partly offset by the EU; a favorable cost comparison with the fourth quarter of 2015, notably related to the impact of asset impairment and exit charges associated with organizational streamlining initiatives in the EU, significant investments behind cigarette brand building initiatives in the EU and Asia, the implementation of the EU Tobacco Products Directive and business building and optimization initiatives; partly offset by increased support behind Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 47.4%. Adjusted operating companies income margin, excluding currency, increased by 10.9 points to 43.3%, reflecting the factors mentioned above, as detailed on Schedule 11.

PMI OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$2,694	$2,004	34.4%	52.4%	$11,144	$10,972	1.6%	11.0%
Asset impairment & exit costs	—	(68)			—	(68)
Adjusted OCI	$2,694	$2,072	30.0%	47.4%	$11,144	$11,040	0.9%	10.3%
Adjusted OCI Margin*	38.6%	32.4%	6.2	10.9	41.8%	41.2%	0.6	2.4
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

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SHIPMENT VOLUME & MARKET SHARE

PMI cigarette shipment volume by Region and brand are shown in the table below.

PMI Cigarette Shipment Volume by Region	Fourth-Quarter			Full-Year
(million units)
	2016	2015	Change	2016	2015	Change
European Union	45,193	47,210	(4.3)%	193,586	194,589	(0.5)%
EEMA	67,763	69,271	(2.2)%	271,393	279,411	(2.9)%
Asia	63,815	68,183	(6.4)%	260,029	281,350	(7.6)%
Latin America & Canada	23,794	25,105	(5.2)%	87,938	91,920	(4.3)%
Total PMI	200,565	209,769	(4.4)%	812,946	847,270	(4.1)%

PMI Cigarette Shipment Volume by Brand	Fourth-Quarter			Full-Year
(million units)
	2016	2015	Change	2016	2015	Change
Marlboro	70,295	71,829	(2.1)%	281,720	285,583	(1.4)%
L&M	23,177	24,482	(5.3)%	96,770	97,884	(1.1)%
Parliament	11,424	11,507	(0.7)%	45,671	44,879	1.8%
Bond Street	11,775	10,605	11.0%	44,567	43,608	2.2%
Chesterfield	12,088	10,382	16.4%	46,291	41,397	11.8%
Philip Morris	9,069	9,832	(7.8)%	35,914	35,815	0.3%
Lark	6,540	6,793	(3.7)%	27,571	28,828	(4.4)%
Others	56,197	64,339	(12.7)%	234,442	269,276	(12.9)%
Total PMI	200,565	209,769	(4.4)%	812,946	847,270	(4.1)%

2016 Full-Year
PMI's total cigarette shipment volume decreased by 4.1%, or by 4.7% excluding net estimated inventory movements, due to: the EU, principally Italy, Germany and Greece, partly offset by Poland and Spain; EEMA, mainly North Africa, primarily Algeria, and Russia, partly offset by Saudi Arabia and Ukraine; Asia, principally Indonesia, Pakistan, the Philippines and Thailand, partly offset by Korea; and Latin America & Canada, predominantly Argentina, partly offset by Mexico.
Cigarette shipment volume of Marlboro decreased, driven by Algeria, Argentina, Egypt and Vietnam, as well as in-switching to HeatSticks, partly offset by Korea, Mexico, the Philippines, Saudi Arabia and Spain.
Cigarette shipment volume of L&M decreased, notably in Russia, Thailand and Turkey, partly offset by Algeria, Kazakhstan and Ukraine. Cigarette shipment volume of Parliament increased, mainly driven by Korea, Turkey, and Ukraine, partly offset by Japan and Russia. Cigarette shipment volume of Bond Street increased, mainly driven by Ukraine, partly offset by Kazakhstan. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina, the Czech Republic, reflecting the morphing of Red & White, Turkey and the United Kingdom, partly offset by Russia. Cigarette shipment volume of Philip Morris increased, driven mainly by Italy and Russia, partly offset by Argentina. Cigarette shipment volume of Lark decreased, principally due to Japan and Turkey. Cigarette shipment volume of "Others" decreased, mainly due to local, largely low-margin brands in Pakistan, the Philippines, Russia and Ukraine.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 4.5%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 4.1%.
Total shipment volume of HeatSticks reached 7.4 billion units, up from 396 million units in 2015.

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PMI's cigarette market share increased in a number of markets, including Brazil, Canada, Colombia, the Czech Republic, France, Kuwait, Mexico, the Netherlands, Norway, Poland, Saudi Arabia, Spain, Switzerland, Turkey and the United Arab Emirates.

2016 Fourth-Quarter
PMI's total cigarette shipment volume, benefiting from the positive impact of estimated inventory movements, decreased by 4.4% due to: the EU, principally Germany and Italy, partly offset by Spain and the United Kingdom; EEMA, mainly North Africa, primarily Algeria and Egypt, and Turkey, partly offset by Russia and Saudi Arabia; Asia, principally Indonesia, the Philippines and Thailand, partly offset by Japan, reflecting a favorable comparison related to distributor inventory movements in the fourth quarter of 2015; and Latin America & Canada, predominantly Argentina, partly offset by Mexico.
Cigarette shipment volume of Marlboro decreased, notably in Algeria and Argentina, as well as in-switching to HeatSticks, partly offset by Japan, Mexico and the Philippines.
Cigarette shipment volume of L&M decreased, mainly due to Egypt, Thailand and Turkey, partly offset by Kazakhstan, Saudi Arabia and Ukraine. Cigarette shipment volume of Parliament decreased, due mainly to Japan and Turkey, partly offset by Korea and Russia. Cigarette shipment volume of Bond Street increased, driven by Russia. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina, Turkey and the United Kingdom, partly offset by Russia. Cigarette shipment volume of Philip Morris decreased, mainly due to Argentina, partly offset by Russia. Cigarette shipment volume of Lark decreased, principally due to Turkey, partly offset by Japan. Cigarette shipment volume of "Others" decreased, mainly due to local, largely low-margin brands in Indonesia, the Philippines, Russia and Ukraine.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 6.4%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 4.5%.
Total shipment volume of HeatSticks reached 3.7 billion units, up from 62 million units in 2015.

PMI's cigarette market share increased in a number of markets, including Brazil, Canada, the Czech Republic, France, Kazakhstan, Korea, Kuwait, Mexico, the Netherlands, Norway, Poland, Saudi Arabia, Switzerland, Turkey and the United Arab Emirates.

EUROPEAN UNION REGION (EU)

2016 Full-Year
Net revenues, excluding excise taxes, of $8.2 billion increased by 1.2%.  Excluding unfavorable currency of $147 million, net revenues, excluding excise taxes, increased by 3.0%, driven by a favorable pricing variance of $390 million, notably in Germany, Italy and Poland, partly offset by unfavorable volume/mix of $149 million, mainly due to Germany reflecting a lower total market and impact of price increases.

Operating companies income of $4.0 billion increased by 11.7%. Excluding favorable currency of $34 million, operating companies income increased by 10.7%, driven by: a favorable pricing variance; lower cigarette manufacturing costs; a favorable cost comparison related to the impact of asset impairment and exit charges associated with organizational streamlining initiatives in the EU, and cigarette brand building initiatives, notably those associated with the implementation of the Tobacco Products Directive; partly offset by unfavorable volume/mix of $168 million and increased support behind Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 14.  Adjusted operating companies income, excluding favorable currency, increased by 8.7%. Adjusted operating

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companies income margin, excluding currency, increased by 2.5 points to 47.7%, reflecting the factors mentioned above, as detailed on Schedule 14.

2016 Fourth-Quarter
Net revenues, excluding excise taxes, of $1.9 billion, increased by 0.5%.  Excluding unfavorable currency of $25 million, net revenues, excluding excise taxes, increased by 1.8%, driven by a favorable pricing variance of $118 million, notably in Germany, Italy and Poland, partly offset by unfavorable volume/mix of $83 million, mainly due to Germany reflecting a lower total market and impact of price increases.

Operating companies income of $898 million increased by 49.9%. Excluding favorable currency of $29 million, operating companies income increased by 45.1%, driven by: a favorable pricing variance, lower cigarette manufacturing costs; and a favorable cost comparison related to the impact of asset impairment and exit charges associated with organizational streamlining initiatives in the EU, cigarette brand building initiatives, notably those associated with the implementation of the Tobacco Products Directive; partly offset by unfavorable volume/mix of $84 million and increased support behind Reduced-Risk Products.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding favorable currency, increased by 30.3%. Adjusted operating companies income margin, excluding currency, increased by 9.6 points to 44.1%, reflecting the factors mentioned above, as detailed on Schedule 11.

EU OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$898	$599	49.9%	45.1%	$3,994	$3,576	11.7%	10.7%
Asset impairment & exit costs	—	(68)			—	(68)
Adjusted OCI	$898	$667	34.6%	30.3%	$3,994	$3,644	9.6%	8.7%
Adjusted OCI Margin*	46.2%	34.5%	11.7	9.6	48.9%	45.2%	3.7	2.5
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EU Total Market, PMI Shipment & Market Share Commentaries

EU Cigarette Shipment Volume by Brand	Fourth-Quarter			Full-Year
(in millions)
	2016	2015	Change	2016	2015	Change
Marlboro	22,663	23,219	(2.4)%	96,245	95,588	0.7%
L&M	8,063	8,553	(5.7)%	34,691	35,010	(0.9)%
Chesterfield	7,029	7,189	(2.2)%	30,140	28,278	6.6%
Philip Morris	3,668	3,990	(8.1)%	16,290	14,205	14.7%
Others	3,770	4,259	(11.5)%	16,220	21,508	(24.6)%
Total EU	45,193	47,210	(4.3)%	193,586	194,589	(0.5)%

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EU Cigarette Market Shares by Brand	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Marlboro	19.1%	19.1%	—	19.0%	18.8%	0.2
L&M	6.9%	6.9%	—	6.9%	6.9%	—
Chesterfield	5.9%	5.9%	—	5.9%	5.6%	0.3
Philip Morris	3.1%	3.2%	(0.1)	3.2%	3.2%	—
Others	3.1%	3.4%	(0.3)	3.3%	3.8%	(0.5)
Total EU	38.1%	38.5%	(0.4)	38.3%	38.3%	—

2016 Full-Year
The estimated total cigarette market decreased by 1.6% to 501.0 billion units, reflecting improved macroeconomics, a lower prevalence of illicit trade and, in certain geographies, the estimated positive impact of immigration, which was concentrated in the first half of 2016.
The estimated total OTP market decreased by 2.3% to 152.5 billion cigarette equivalent units, reflecting a lower total fine cut market, down by 2.4% to 141.7 billion cigarette equivalent units.
As shown in the tables above, PMI's cigarette shipment volume decreased by 0.5% to 193.6 billion units, mainly due to Italy, Germany and Greece, partly offset by Poland and Spain. PMI's cigarette shipment volume of Marlboro increased by 0.7%, mainly driven by Spain, partly offset by Greece. PMI's total cigarette market share was flat at 38.3%, with gains, notably in the Czech Republic, France, Poland and Spain, offset by declines, mainly in Greece and Italy. Cigarette shipment volume of "Others" decreased, mainly due the morphing of various trademarks in the Czech Republic and Italy into international brands.
PMI's shipments of OTP decreased by 5.3% to 22.2 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.4 points to 14.6%.

2016 Fourth-Quarter
The estimated total cigarette market decreased by 5.7% to 118.5 billion units, reflecting the impact of price increases, and the lower contribution of two favorable factors in 2015, namely the estimated positive impact of immigration and a recovery from illicit trade, partly offset by improved macroeconomics.
The estimated total OTP market decreased by 5.5% to 37.6 billion cigarette equivalent units, reflecting a lower total fine cut market, down by 5.6% to 34.8 billion cigarette equivalent units.
As shown in the tables above, PMI's cigarette shipment volume decreased by 4.3% to 45.2 billion units, mainly due to Germany and Italy, partly offset by Spain and the United Kingdom. Excluding the net impact of distributor inventory movements, notably in Italy and Spain, PMI's cigarette shipment volume decreased by 6.7%. PMI's cigarette shipment volume of Marlboro decreased by 2.4%, mainly due to Germany, partly offset by Spain. PMI's total cigarette market share decreased by 0.4 points to 38.1%, with declines, mainly in Germany, Greece and Italy, partly offset by gains, notably in the Czech Republic, France and Poland. Cigarette shipment volume of "Others" decreased, mainly due to the morphing of Multifilter into Marlboro in Italy, as well as the delisting of various low-price Assos variants in Greece.
PMI's shipments of OTP decreased by 10.2% to 5.0 billion cigarette equivalent units. PMI's total OTP market share decreased by 0.7 points to 13.9%.

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EU Key Market Commentaries

In France, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

France Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	10.5	11.3	(7.1)%	44.9	45.5	(1.2)%

PMI Shipments (million units)	4,375	4,493	(2.6)%	19,243	18,943	1.6%

PMI Cigarette Market Share
Marlboro	26.9%	26.4%	0.5	26.4%	25.9%	0.5
Philip Morris	10.4%	9.5%	0.9	10.2%	9.5%	0.7
Chesterfield	3.1%	3.3%	(0.2)	3.1%	3.3%	(0.2)
Others	2.9%	2.9%	—	2.7%	2.9%	(0.2)
Total	43.3%	42.1%	1.2	42.4%	41.6%	0.8

For the full year, the estimated total cigarette market decreased moderately by 1.2%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The increase in PMI's cigarette shipment volume mainly reflected market share growth, driven by Marlboro, as well as the launch of certain Philip Morris variants in January 2016. The estimated total industry fine cut category of 14.7 billion cigarette equivalent units increased by 1.2%. PMI's market share of the category increased by 0.6 points to 25.6%.
In the quarter, the estimated total cigarette market decreased by 7.1%, partly due to the net impact of distributor inventory movements primarily related to the implementation of the Tobacco Products Directive at the beginning of 2016. Excluding the impact of inventory movements, the estimated total market decreased by 4.6%, largely reflecting a comparison with a strong fourth quarter in 2015, in which the total market increased by 2.2%, driven by a lower prevalence of illicit trade and e-vapor products. The decrease in PMI's cigarette shipment volume mainly reflected the lower total cigarette market, partly offset by market share growth, driven by the same dynamics as those for the full year. The estimated total industry fine cut category of 3.4 billion cigarette equivalent units decreased by 6.2%. PMI's market share of the category increased by 1.3 points to 26.7%.

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In Germany, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Germany Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	18.4	20.2	(8.7)%	78.1	80.0	(2.4)%

PMI Shipments (million units)	6,886	7,644	(9.9)%	28,950	29,778	(2.8)%

PMI Cigarette Market Share
Marlboro	22.9%	22.9%	—	22.5%	22.1%	0.4
L&M	11.5%	11.8%	(0.3)	11.6%	11.9%	(0.3)
Chesterfield	1.6%	1.7%	(0.1)	1.6%	1.7%	(0.1)
Others	1.4%	1.5%	(0.1)	1.4%	1.5%	(0.1)
Total	37.4%	37.9%	(0.5)	37.1%	37.2%	(0.1)

For the full year, the estimated total cigarette market decreased by 2.4%, primarily reflecting the impact of price increases. The decrease in PMI's cigarette shipment volume primarily reflected the lower total market. The estimated total industry fine cut category of 40.6 billion cigarette equivalent units decreased by 0.8%. PMI's market share of the category decreased by 1.4 points to 11.3%.
In the quarter, the estimated total cigarette market decreased by 8.7% principally reflecting the lower contribution of two favorable factors, namely the estimated positive impact of immigration and a recovery from illicit trade, which contributed to a 2.7% growth of the estimated total cigarette market in the fourth quarter of 2015. The decrease in PMI's cigarette shipment volume was mainly due to the lower total market. The estimated total industry fine cut category of 10.0 billion cigarette equivalent units decreased by 5.1%. PMI's market share of the category decreased by 2.4 points to 10.4%.

In Italy, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Italy Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	16.5	18.3	(9.7)%	72.1	73.8	(2.4)%

PMI Shipments (million units)	8,763	9,356	(6.3)%	38,624	39,717	(2.8)%

PMI Cigarette Market Share
Marlboro	23.7%	24.3%	(0.6)	24.2%	24.6%	(0.4)
Chesterfield	11.3%	11.5%	(0.2)	11.5%	11.0%	0.5
Philip Morris	8.2%	8.9%	(0.7)	8.5%	9.2%	(0.7)
Others	8.3%	8.7%	(0.4)	8.2%	8.9%	(0.7)
Total	51.5%	53.4%	(1.9)	52.4%	53.7%	(1.3)

For the full year, the estimated total cigarette market decreased by 2.4%, primarily reflecting the impact of price increases. The decline of PMI's cigarette shipments, down by 4.8% excluding the net impact of distributor

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inventory movements, reflected the lower total market, and lower cigarette market share, notably due to Marlboro as a result of its price increase in the second quarter of 2016, and low-price Philip Morris, impacted by the growth of the super-low price segment, partly offset by super-low price Chesterfield. The estimated total industry fine cut category of 6.6 billion cigarette equivalent units increased by 3.5%. PMI's market share of the category decreased by 1.9 points to 39.2%.
In the quarter, the estimated total cigarette market decreased by 9.7%, or by 6.0% excluding the net impact of trade inventory movements primarily related to the implementation of the Tobacco Products Directive, mainly reflecting: a difficult comparison with the fourth quarter of 2015, which declined by a modest 0.4%; and the impact of price increases in the second quarter of 2016. The decline of PMI's cigarette shipments, by 13.6% excluding the net impact of distributor inventory movements, mainly reflected the lower total market, as well as lower cigarette market share, notably due to Marlboro as a result of its price increase in the second quarter of 2016, and low-price Philip Morris, impacted by the growth of the super-low price segment. The estimated total industry fine cut category of 1.7 billion cigarette equivalent units increased by 3.2%. PMI's market share of the category decreased by 0.7 points to 39.9%.

In Poland, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Poland Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	9.0	9.2	(2.1)%	41.3	41.1	0.5%

PMI Shipments (million units)	3,970	4,005	(0.9)%	17,485	16,763	4.3%

PMI Cigarette Market Share
Marlboro	12.6%	12.4%	0.2	11.6%	11.4%	0.2
L&M	19.6%	18.9%	0.7	18.5%	18.1%	0.4
Chesterfield	9.3%	9.4%	(0.1)	9.1%	8.6%	0.5
Others	2.7%	3.0%	(0.3)	3.1%	2.7%	0.4
Total	44.2%	43.7%	0.5	42.3%	40.8%	1.5

For the full year, the estimated total cigarette market increased by 0.5%, primarily reflecting a lower prevalence of non-duty paid products. The increase in PMI's cigarette shipment volume was mainly driven by higher cigarette market share, principally L&M, reflecting the positive impact of brand support, Chesterfield, benefiting from its 100s and super-slims variants, and RGD in "Others," up by 0.4 points to 2.6%. The estimated total industry fine cut category of 4.1 billion cigarette equivalent units increased by 3.3%. PMI's market share of the category decreased by 4.7 points to 26.7%, mainly due to increased price competition at the bottom of the market.
In the quarter, the estimated total cigarette market decreased by 2.1%, partly reflecting an increase in the prevalence of e-vapor products. The decrease in PMI's cigarette shipment volume primarily reflected the lower total market, partly offset by higher market share, principally driven by L&M, reflecting the positive impact of brand support. The estimated total industry fine cut category of 822 million cigarette equivalent units decreased by 2.1%. PMI's market share of the category decreased by 3.4 points to 25.2%.

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In Spain, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Spain Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	11.4	11.3	0.3%	46.7	46.7	(0.1)%

PMI Shipments (million units)	3,728	3,574	4.3%	16,365	15,435	6.0%

PMI Cigarette Market Share
Marlboro	17.7%	17.2%	0.5	18.0%	17.0%	1.0
Chesterfield	8.6%	9.0%	(0.4)	8.6%	9.1%	(0.5)
L&M	5.3%	5.7%	(0.4)	5.4%	5.8%	(0.4)
Others	1.8%	1.6%	0.2	1.9%	1.5%	0.4
Total	33.4%	33.5%	(0.1)	33.9%	33.4%	0.5

For the full year, the estimated total cigarette market decreased by 0.1%, reflecting an improved economy and the favorable estimated impact of in-switching from other tobacco products. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume increased by 1.6%, driven by higher market share reflecting the strong performance of Marlboro, benefiting from its round price point in the vending channel and the new Architecture 2.0. The estimated total industry fine cut category of 9.3 billion cigarette equivalent units decreased by 2.7%. PMI's market share of the fine cut category decreased by 1.9 points to 11.6%.
In the quarter, the estimated total cigarette market increased by 0.3%, mainly reflecting the same dynamics as for the full year. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume was essentially flat. Market share dynamics reflected those for the full year. The estimated total industry fine cut category of 2.2 billion cigarette equivalent units decreased by 2.9%. PMI's market share of the fine cut category decreased by 3.0 points to 10.2%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2016 Full-Year
Net revenues, excluding excise taxes, of $7.0 billion decreased by 4.9%. Excluding unfavorable currency of $600 million, net revenues, excluding excise taxes, increased by 3.2%, reflecting a favorable pricing variance of $584 million, driven principally by Russia and Turkey, partly offset by Ukraine. The favorable pricing variance was partly offset by unfavorable volume/mix of $348 million, mainly due to unfavorable volume in North Africa, primarily Algeria, and Russia, principally reflecting a lower total market and cigarette market share.

Operating companies income of $3.0 billion decreased by 11.9%. Excluding unfavorable currency of $839 million, operating companies income increased by 12.6%, principally reflecting a favorable pricing variance and a favorable cost comparison with 2015, partly offset by unfavorable volume/mix of $333 million, mainly due to North Africa, primarily Algeria, and Russia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 14. Adjusted operating companies income, excluding unfavorable currency, increased by 12.6%. Adjusted operating companies income margin, excluding currency, increased by 4.2 points to 50.7%, reflecting the factors mentioned above, as detailed on Schedule 14.

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2016 Fourth-Quarter
Net revenues, excluding excise taxes, of $1.8 billion increased by 4.7%. Excluding unfavorable currency of $85 million, net revenues, excluding excise taxes, increased by 9.7%, reflecting a favorable pricing variance of $182 million, driven principally by Egypt, Saudi Arabia and Turkey. The favorable pricing variance was partly offset by unfavorable volume/mix of $16 million, mainly due to unfavorable volume in North Africa, primarily Algeria and Egypt, largely reflecting a lower total market and cigarette market share, and Turkey, largely reflecting a lower total market, partly offset by favorable volume in Russia and Saudi Arabia.

Operating companies income of $627 million decreased by 10.9%. Excluding unfavorable currency of $390 million, operating companies income increased by 44.5%, principally reflecting a favorable pricing variance and a favorable cost comparison with 2015, partly offset by unfavorable volume/mix of $16 million, mainly due to North Africa, primarily Algeria, and Turkey, partly offset by Russia and Saudi Arabia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 44.5%. Adjusted operating companies income margin, excluding currency, increased by 13.0 points to 54.0%, reflecting the factors mentioned above, as detailed on Schedule 11.

EEMA OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$627	$704	(10.9)%	44.5%	$3,016	$3,425	(11.9)%	12.6%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$627	$704	(10.9)%	44.5%	$3,016	$3,425	(11.9)%	12.6%
Adjusted OCI Margin*	34.9%	41.0%	(6.1)	13.0	43.1%	46.5%	(3.4)	4.2
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EEMA PMI Shipment Commentaries

2016 Full-Year
PMI's cigarette shipment volume decreased by 2.9% to 271.4 billion units, mainly due to North Africa, primarily Algeria, and Russia, partially offset by Saudi Arabia and Ukraine. PMI's cigarette shipment volume of Marlboro decreased by 8.5% to 73.8 billion units, principally due to Algeria and Egypt, partly offset by Saudi Arabia. PMI's cigarette shipment volume of Parliament increased by 1.0% to 33.9 billion units, driven by Saudi Arabia, Turkey and Ukraine, partly offset by Russia. PMI's cigarette shipment volume of L&M increased by 1.9% to 52.2 billion units, driven notably by Algeria, Kazakhstan and Ukraine, partly offset by Russia and Turkey.

2016 Fourth-Quarter
PMI's cigarette shipment volume decreased by 2.2% to 67.8 billion units, mainly due to North Africa, primarily Algeria and Egypt, and Turkey, partly offset by Russia and Saudi Arabia. PMI's cigarette shipment volume of Marlboro decreased by 7.5% to 18.8 billion units, principally due to Algeria, partly offset by Saudi Arabia. PMI's cigarette shipment volume of Parliament decreased by 0.5% to 8.4 billion units, mainly due to Turkey, partly offset by Russia. PMI's cigarette shipment volume of L&M decreased by 2.4% to 12.7 billion units, mainly due to Egypt and Turkey, partly offset by Kazakhstan, Saudi Arabia and Ukraine.

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EEMA Key Market Commentaries

In North Africa, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

North Africa Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	33.6	37.4	(10.3)%	139.0	138.5	0.4%

PMI Shipments (million units)	8,141	10,174	(20.0)%	34,035	38,111	(10.7)%

PMI Cigarette Market Share
Marlboro	9.3%	12.4%	(3.1)	8.5%	13.7%	(5.2)
L&M	12.2%	13.0%	(0.8)	12.5%	11.9%	0.6
Others	2.5%	2.4%	0.1	2.7%	2.3%	0.4
Total	24.0%	27.8%	(3.8)	23.7%	27.9%	(4.2)

For the full year, the estimated total cigarette market increased by 0.4%, driven by Egypt, Morocco and Tunisia, partly offset by Algeria. The decrease in PMI's cigarette shipment volume reflected lower market share, mainly due to Marlboro in Algeria, principally resulting from the impact of excise tax-driven price increases, as well as lower-than-anticipated acceptance of Architecture 2.0 for Marlboro Round Taste.
In the quarter, the estimated total cigarette market decreased by 10.3%, or by 3.1% excluding the net impact of estimated trade inventory movements, due primarily to Algeria and Egypt, partly offset by Tunisia. The decrease in PMI's cigarette shipment volume reflected a lower total market, and lower market share reflecting the same factors as for the full year.

In Russia, estimated industry size, PMI cigarette shipment volume and market share performance, as measured by Nielsen, are shown in the table below.

Russia Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	71.7	74.2	(3.4)%	280.7	294.1	(4.6)%

PMI Shipments (million units)	20,543	18,596	10.5%	79,651	84,422	(5.7)%

PMI Cigarette Market Share
Marlboro	1.3%	1.4%	(0.1)	1.4%	1.4%	—
Parliament	3.7%	3.9%	(0.2)	3.8%	3.9%	(0.1)
Bond Street	8.9%	8.7%	0.2	8.4%	8.4%	—
Others	13.3%	14.5%	(1.2)	13.6%	14.7%	(1.1)
Total	27.2%	28.5%	(1.3)	27.2%	28.4%	(1.2)

For the full year, the estimated total cigarette market decreased by 4.6%, mainly due to the impact of excise tax-driven price increases. The decrease in PMI's cigarette shipment volume, down by 8.3% excluding the impact of estimated distributor inventory movements, mainly reflected the lower total market, and lower cigarette market

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share primarily due to a decline in "Others" of mid-price L&M and Chesterfield and super-low Optima, resulting from the timing of retail price increases compared to competition.
In the quarter, the estimated total cigarette market decreased by 3.4%, reflecting the same dynamic as for the full year. The increase in PMI's cigarette shipment volume reflected a favorable comparison with the fourth quarter of 2015, which was unfavorably impacted by estimated distributor inventory movements related to supply chain optimization. Excluding these inventory movements, PMI's cigarette volume decreased by 4.7%, reflecting the lower total market, and lower cigarette market share due to the same dynamics as for the full year.

In Turkey, estimated industry size, PMI cigarette shipment volume and market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	26.0	28.2	(8.0)%	105.5	103.2	2.2%

PMI Shipments (million units)	12,074	13,581	(11.1)%	49,624	49,014	1.2%

PMI Cigarette Market Share
Marlboro	10.3%	9.9%	0.4	10.2%	9.5%	0.7
Parliament	11.8%	11.6%	0.2	11.7%	11.6%	0.1
Lark	7.0%	7.9%	(0.9)	7.4%	7.6%	(0.2)
Others	15.3%	14.8%	0.5	15.0%	15.1%	(0.1)
Total	44.4%	44.2%	0.2	44.3%	43.8%	0.5

For the full year, the estimated total cigarette market increased by 2.2%, primarily reflecting a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume was mainly driven by the higher total market. PMI's higher market share, led by Marlboro, primarily reflecting the growth of its slimmer Touch variant, and Chesterfield, partly offset by L&M in "Others."
In the quarter, the estimated total cigarette market decreased by 8.0%, or by 4.7% excluding the net impact of estimated trade inventory movements, principally due to the impact of price increases. The decrease also reflected a difficult comparison with the fourth quarter of 2015, which increased by 7.8% driven by a lower prevalence of illicit trade and the favorable impact of estimated immigration. The decrease in PMI's shipments mainly reflected the lower total market. The increase in PMI's market share, as measured by Nielsen, reflected the same dynamics as for the full year.

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In Ukraine, estimated industry size, PMI cigarette shipment volume and market share performance, as measured by Nielsen, are shown in the table below.

Ukraine Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	17.0	18.2	(6.4)%	72.7	70.6	2.9%

PMI Shipments (million units)	4,791	4,813	(0.5)%	22,014	19,195	14.7%

PMI Cigarette Market Share
Marlboro	3.2%	3.4%	(0.2)	3.2%	3.8%	(0.6)
Parliament	3.2%	2.8%	0.4	3.0%	2.9%	0.1
Bond Street	9.3%	8.8%	0.5	10.1%	8.3%	1.8
Others	12.9%	13.6%	(0.7)	13.6%	15.0%	(1.4)
Total	28.6%	28.6%	—	29.9%	30.0%	(0.1)

For the full year, the estimated total cigarette market increased by 2.9%, mainly driven by a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. The decrease in PMI's market share was primarily due to Marlboro, reflecting the impact of widened price gaps, and mid-price Chesterfield and super-low President in "Others," mainly resulting from competitive price pressure in the low price segment, partly offset by Bond Street and L&M in "Others."
In the quarter, the estimated total cigarette market decreased by 6.4%, principally driven by the impact of price increases in 2016. The decrease in PMI's cigarette shipment volume mainly reflected a lower total market and a flat market share.

ASIA REGION

2016 Full-Year
Net revenues, excluding excise taxes, of $8.7 billion increased by 5.8%. Excluding unfavorable currency of $8 million, net revenues, excluding excise taxes, increased by 5.9%, reflecting a favorable pricing variance of $335 million, driven principally by Australia, Indonesia and the Philippines. The favorable pricing variance was supported by favorable volume/mix of $151 million, mainly driven by HeatSticks volume in Japan and a favorable cigarette volume comparison in Korea, partly offset by unfavorable volume/mix in Australia, Indonesia and Thailand, reflecting a lower estimated total market and cigarette market share.
Net revenues, excluding excise taxes, included $666 million related to the sale of RRPs, as detailed in the attached Schedule 18, mainly driven by Japan.

Operating companies income of $3.2 billion increased by 10.7%. Excluding favorable currency of $52 million, operating companies income increased by 8.9%, mainly driven by: a favorable pricing variance and a favorable cost comparison, notably related to cigarette business building and optimization initiatives in Indonesia. The increase was partly offset by: unfavorable volume/mix of $106 million, predominantly in Australia and Indonesia, partly offset by favorable HeatSticks volume in Japan, and increased support behind Reduced-Risk Products.

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Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 14. Adjusted operating companies income, excluding favorable currency, increased by 8.9%. Adjusted operating companies income margin, excluding currency, increased by 1.0 point to 36.2%, reflecting the above-mentioned factors, as detailed on Schedule 14.

2016 Fourth-Quarter
Net revenues, excluding excise taxes, of $2.4 billion increased by 27.4%. Excluding favorable currency of $118 million, net revenues, excluding excise taxes, increased by 21.2%, reflecting a favorable pricing variance of $178 million, driven principally by Australia, Indonesia and the Philippines. The favorable pricing variance was supported by favorable volume/mix of $229 million, predominantly driven by favorable HeatSticks volume in Japan, partly offset by unfavorable volume/mix in Indonesia and unfavorable volume in Australia, the Philippines and Thailand, reflecting a lower estimated total market and cigarette market share.
Net revenues, excluding excise taxes, included $312 million related to the sale of RRPs, mainly driven by Japan, as detailed in the attached Schedule 18.

Operating companies income of $908 million increased by 95.3%. Excluding favorable currency of $63 million, operating companies income increased by 81.7%, mainly driven by: a favorable pricing variance; favorable volume/mix of $132 million driven by HeatSticks volume in Japan; and a favorable cost comparison, notably related to significant investments behind cigarette brand building initiatives in Indonesia and Japan; partly offset by increased costs behind Reduced-Risk Products in Japan.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding favorable currency, increased by 81.7%. Adjusted operating companies income margin, excluding favorable currency, increased by 12.1 points to 36.3%, reflecting the factors mentioned above, as detailed on Schedule 11.

Asia OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$908	$465	95.3%	81.7%	$3,196	$2,886	10.7%	8.9%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$908	$465	95.3%	81.7%	$3,196	$2,886	10.7%	8.9%
Adjusted OCI Margin*	37.2%	24.2%	13.0	12.1	36.8%	35.2%	1.6	1.0
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Asia PMI Shipment Commentaries

2016 Full-Year
PMI's cigarette shipment volume decreased by 7.6% to 260.0 billion units, mainly due to: Indonesia; Pakistan, reflecting a lower total estimated cigarette market resulting from excise tax-driven price increases and the growth of illicit trade; the Philippines; and Thailand, primarily reflecting the impact of excise tax-driven price increases in the first quarter of 2016, as well as lower market share; and in-switching to HeatSticks; partly offset by Korea, reflecting a normalization of the total estimated cigarette market following the disruptive excise tax increase in January 2015.
Cigarette shipment volume of Marlboro increased by 4.0% to 76.5 billion units, mainly driven by Korea and the Philippines, partly offset by Vietnam, as well as in-switching to HeatSticks. Cigarette shipment volume of

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Parliament increased by 7.5% to 10.1 billion units, driven by Korea. Cigarette shipment volume of Lark decreased by 3.8% to 17.6 billion units, principally due to Japan.

2016 Fourth-Quarter
PMI's cigarette shipment volume decreased by 6.4% to 63.8 billion units, mainly due to: Indonesia; the Philippines; and Thailand, primarily reflecting the same dynamics as for the full year; partly offset by Japan, reflecting a favorable comparison related to distributor inventory movements.
Cigarette shipment volume of Marlboro increased by 4.8% to 19.2 billion units, predominantly driven by Japan and the Philippines, partly offset by Indonesia and Vietnam, as well as in-switching to HeatSticks. Cigarette shipment volume of Parliament increased by 2.7% to 2.6 billion units, driven mainly by Korea, partly offset by Japan. Cigarette shipment volume of Lark increased by 11.5% to 4.2 billion units, driven by Japan.

Asia Key Market Commentaries

In Indonesia, estimated industry size, PMI cigarette shipment volume, market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	80.5	83.1	(3.1)%	315.6	320.0	(1.4)%

PMI Shipments (million units)	26,732	27,945	(4.3)%	105,524	109,840	(3.9)%

PMI Cigarette Market Share
Sampoerna A	14.0%	14.3%	(0.3)	14.0%	14.6%	(0.6)
Dji Sam Soe	6.4%	6.8%	(0.4)	6.5%	6.9%	(0.4)
U Mild	3.9%	4.5%	(0.6)	4.2%	4.7%	(0.5)
Others	8.9%	8.0%	0.9	8.7%	8.1%	0.6
Total	33.2%	33.6%	(0.4)	33.4%	34.3%	(0.9)

Indonesia Segmentation Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	p.p.	2016	2015	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	18.2%	19.1%	(0.9)	18.2%	19.1%	(0.9)
Machine-Made Kretek (SKM)	76.2%	74.8%	1.4	75.8%	74.7%	1.1
Whites (SPM)	5.6%	6.1%	(0.5)	6.0%	6.2%	(0.2)
Total	100.0%	100.0%	—	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	37.8%	38.9%	(1.1)	37.3%	37.7%	(0.4)
Machine-Made Kretek (SKM)	29.0%	28.5%	0.5	28.9%	29.7%	(0.8)
Whites (SPM)	76.3%	80.6%	(4.3)	79.5%	80.3%	(0.8)

For the full year, the estimated total cigarette market decreased by 1.4%, mainly reflecting a soft economic environment and the impact of excise tax-driven price increases. The decrease in PMI's cigarette shipments was mainly due to lower market share, reflecting the soft performance of PMI's SKM portfolio, due to competitors'

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discounted product offerings, and PMI's SKT portfolio, broadly in line with industry trends, as well as a lower estimated total market.
In the quarter, the estimated total cigarette market decreased by 3.1%, reflecting the same dynamics as for the full year. The decrease in PMI's cigarette shipments was mainly due to a lower estimated total market, as well as lower market share mainly reflecting the soft performance of PMI's SKT portfolio, broadly in line with industry trends.

In Japan, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Japan Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	43.1	46.5	(7.4)%	173.8	182.3	(4.6)%

PMI Shipments (million units)	10,631	9,496	12.0%	43,915	45,690	(3.9)%

PMI Cigarette Market Share
Marlboro	10.7%	11.0%	(0.3)	10.9%	11.3%	(0.4)
Parliament	2.4%	2.3%	0.1	2.4%	2.3%	0.1
Lark	9.8%	9.9%	(0.1)	9.9%	9.9%	—
Others	1.6%	1.7%	(0.1)	1.7%	1.8%	(0.1)
Total	24.5%	24.9%	(0.4)	24.9%	25.3%	(0.4)

For the full year, the estimated total cigarette market decreased by 4.6%, reflecting the continued underlying cigarette consumption decline, the growth of Reduced-Risk Products, and the impact of the April price increases of certain brands of PMI's key competitor. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume decreased by 6.5%. The decline was mainly due to a lower total cigarette market, as well as lower cigarette market share, reflecting the impact of competitors' retail pricing, competitors' differentiated menthol taste product offerings and in-switching to Marlboro HeatSticks.
The estimated national market share of Marlboro HeatSticks was 2.9%, bringing PMI's total combined national market share to 27.1%, up by 1.7 points.
In the quarter, the estimated total cigarette market decreased by 7.4%, mainly reflecting the same dynamics as for the full year. Excluding the net impact of distributor inventory movements, PMI's cigarette shipment volume decreased by 10.8%, mainly reflecting the lower cigarette market, as well as lower cigarette market share, reflecting the same dynamics as for the full year.
The estimated national market share of Marlboro HeatSticks was 4.9%, bringing PMI's total combined national market share to 28.3%, up by 3.1 points.

- -20 -

In Korea, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Korea Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	18.0	17.9	0.5%	73.6	67.3	9.4%

PMI Shipments (million units)	3,937	3,848	2.3%	15,490	14,201	9.1%

PMI Cigarette Market Share
Marlboro	10.0%	9.7%	0.3	9.6%	9.6%	—
Parliament	9.0%	8.7%	0.3	8.5%	8.4%	0.1
Virginia S.	2.3%	2.6%	(0.3)	2.4%	2.6%	(0.2)
Others	0.4%	0.5%	(0.1)	0.5%	0.6%	(0.1)
Total	21.7%	21.5%	0.2	21.0%	21.2%	(0.2)

For the full year, excluding a favorable comparison with the prior year driven by estimated trade inventory movements, the estimated total cigarette market increased by 4.3%, reflecting the normalization of the market following the disruptive excise tax increase of 120% in January 2015. The growth in PMI's cigarette shipment volume primarily reflected the higher estimated total market.
In the quarter, the estimated total cigarette market increased by 0.5%. Excluding the net impact of estimated trade inventory movements, the total cigarette market decreased by 2.3%. The increase in PMI's cigarette shipment volume partly reflected higher market share.

In the Philippines, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Philippines Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	19.2	22.1	(13.2)%	79.3	90.2	(12.0)%

PMI Shipments (million units)	13,053	16,415	(20.5)%	56,611	66,236	(14.5)%

PMI Cigarette Market Share
Marlboro	29.9%	23.9%	6.0	28.4%	20.0%	8.4
Fortune	20.5%	28.1%	(7.6)	23.4%	29.2%	(5.8)
Jackpot	6.8%	10.6%	(3.8)	7.9%	12.4%	(4.5)
Others	11.0%	11.8%	(0.8)	11.6%	11.8%	(0.2)
Total	68.2%	74.4%	(6.2)	71.3%	73.4%	(2.1)

For the full year, the estimated total cigarette market decreased by 12.0%, mainly due to the impact of excise tax-driven price increases. The decline in PMI's cigarette shipment volume reflected the lower total market, as well as the impact of these price increases on market share, particularly on its low and super-low price brands, Fortune and Jackpot, partly offset by an increase in market share of Marlboro, benefiting from its narrowed price gap with lower-priced brands as a result of the price increases.

- -21 -

In the quarter, the estimated total cigarette market decreased by 13.2%, mainly due to the impact of excise-tax-driven price increases, including those on PMI's full brand portfolio at the end of October. The decline in PMI's cigarette shipment volume and market share reflected the same dynamics as for the full year.

LATIN AMERICA & CANADA REGION

2016 Full-Year
Net revenues, excluding excise taxes, of $2.8 billion decreased by 10.0%. Excluding unfavorable currency of $525 million, net revenues, excluding excise taxes, increased by 6.6%, driven by a favorable pricing variance of $312 million, principally in Argentina and Canada, partly offset by unfavorable volume/mix of $104 million, mainly due to unfavorable volume in Argentina, reflecting the impact of excise tax-driven price increases, partly offset by favorable volume in Mexico.

Operating companies income of $938 million decreased by 13.5%. Excluding unfavorable currency of $282 million, operating companies income increased by 12.4%, primarily driven by a favorable pricing variance, partially offset by unfavorable volume/mix of $85 million, mainly due to Argentina, partly offset by Mexico, and higher costs, mainly inflation-driven in Argentina.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 14. Adjusted operating companies income, excluding unfavorable currency, increased by 12.4%. Adjusted operating companies income margin, excluding currency, increased by 1.9 points to 36.2%, principally driven by the factors mentioned above, as detailed on Schedule 14.

2016 Fourth-Quarter
Net revenues, excluding excise taxes, of $785 million decreased by 4.5%. Excluding unfavorable currency of $98 million, net revenues, excluding excise taxes, increased by 7.4%, driven by a favorable pricing variance of $87 million, principally in Argentina and Canada, partly offset by unfavorable volume/mix of $26 million, mainly due to the same dynamics as for the full year.

Operating companies income of $261 million increased by 10.6%. Excluding unfavorable currency of $62 million, operating companies income increased by 36.9%, primarily driven by a favorable pricing variance, partly offset by unfavorable volume/mix of $19 million, mainly due to Argentina, partly offset by Mexico.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 36.9%. Adjusted operating companies income margin, excluding currency, increased by 7.9 points to 36.6%, principally driven by the factors mentioned above, as detailed on Schedule 11.

Latin America & Canada OCI	Fourth-Quarter				Full-Year
(in millions)				Excl.				Excl.
	2016	2015	Change	Curr.	2016	2015	Change	Curr.
OCI	$261	$236	10.6%	36.9%	$938	$1,085	(13.5)%	12.4%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$261	$236	10.6%	36.9%	$938	$1,085	(13.5)%	12.4%
Adjusted OCI Margin*	33.2%	28.7%	4.5	7.9	33.0%	34.3%	(1.3)	1.9
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

- -22 -

Latin America & Canada PMI Shipment Commentaries

2016 Full-Year
PMI's cigarette shipment volume decreased by 4.3% to 87.9 billion units, mainly due to Argentina, partly offset by Mexico. While cigarette shipment volume of Marlboro decreased by 1.8% to 35.2 billion units, its market share increased by 0.6 points to an estimated 15.8%, primarily driven by Brazil, up by 0.6 points to 10.3%, Colombia, up by 0.3 points to 9.3%, and Mexico, up by 1.3 points to 48.9%, partly offset by Argentina, down by 1.9 points to 22.4%. Cigarette shipment volume of Philip Morris decreased by 15.3% to 16.5 billion units, mainly due to Argentina.

2016 Fourth-Quarter
PMI's cigarette shipment volume decreased by 5.2% to 23.8 billion units, mainly due to Argentina, partly offset by Mexico. While cigarette shipment volume of Marlboro decreased by 3.4% to 9.6 billion units, its market share increased by 0.7 points to an estimated 16.4%, primarily driven by Brazil, up by 0.7 points to 10.3% and Colombia, up by 0.4 points to 9.4%, and Mexico, up by 2.6 points to 52.2%, partly offset by Argentina, down by 3.9 points to 20.8%. Cigarette shipment volume of Philip Morris decreased by 26.5% to 3.9 billion units, mainly due to Argentina.

Latin America & Canada Key Market Commentaries

In Argentina, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Argentina Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	9.4	11.0	(14.6)%	36.1	40.8	(11.6)%

PMI Shipments (million units)	7,123	8,676	(17.9)%	27,512	31,910	(13.8)%

PMI Cigarette Market Share
Marlboro	20.8%	24.7%	(3.9)	22.4%	24.3%	(1.9)
Parliament	1.7%	2.1%	(0.4)	1.9%	2.1%	(0.2)
Philip Morris	37.3%	45.1%	(7.8)	41.6%	44.7%	(3.1)
Others	15.7%	6.7%	9.0	10.4%	7.1%	3.3
Total	75.5%	78.6%	(3.1)	76.3%	78.2%	(1.9)

For the full year, the decline of the estimated total cigarette market of 11.6% mainly reflected a soft economic environment and the impact of the May 2016 excise tax increase that drove a more than 50% increase in average industry retail prices. The decrease in PMI's cigarette shipment volume was principally due to the lower total market. PMI's lower cigarette market share primarily reflected growth in competitors' super-low priced products benefiting from down-trading, partly offset by low-price Chesterfield in "Others." The capsule segment was up by 1.0 point to 17.4% of the total market; PMI's share of the segment increased by 0.4 points to 73.9%.
In the quarter, the decline of the total cigarette market of 14.6%, the decrease in PMI's cigarette shipment volume and lower cigarette market share reflected the same dynamics as for the full year. Although the capsule segment was down by 0.1 point to 17.2% of the total market, PMI's share of the segment increased by 0.9 points to 75.2%.

- -23 -

In Canada, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Canada Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	6.8	6.9	(1.8)%	26.3	26.7	(1.6)%

PMI Shipments (million units)	2,584	2,502	3.3%	10,049	9,926	1.2%

PMI Cigarette Market Share
Belmont	3.8%	3.4%	0.4	3.7%	3.3%	0.4
Canadian Classics	10.3%	9.8%	0.5	10.2%	10.3%	(0.1)
Next	11.6%	10.6%	1.0	11.3%	10.6%	0.7
Others	13.1%	12.3%	0.8	13.2%	13.1%	0.1
Total	38.8%	36.1%	2.7	38.4%	37.3%	1.1

For the full year, the estimated total cigarette market decreased by 1.6%. The increase in PMI's cigarette shipment volume was principally driven by higher cigarette market share, favorably impacted by estimated trade inventory movements, partly offset by a lower total market.
In the quarter, the estimated total cigarette market decreased by 3.6% excluding the net impact of estimated trade inventory movements. The increase in PMI's cigarette shipment volume reflected higher cigarette market share, favorably impacted by estimated inventory movements.

In Mexico, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Mexico Key Market Data	Fourth-Quarter			Full-Year
			Change			Change
	2016	2015	% / p.p.	2016	2015	% / p.p.
Total Cigarette Market (billion units)	9.7	9.1	6.8%	36.2	33.9	6.7%

PMI Shipments (million units)	7,066	6,380	10.8%	25,080	23,246	7.9%

PMI Cigarette Market Share
Marlboro	52.2%	49.6%	2.6	48.9%	47.6%	1.3
Delicados	9.5%	10.3%	(0.8)	9.7%	10.6%	(0.9)
Benson & Hedges	5.0%	4.5%	0.5	4.7%	4.5%	0.2
Others	6.0%	5.7%	0.3	6.0%	5.8%	0.2
Total	72.7%	70.1%	2.6	69.3%	68.5%	0.8

For the full year, the estimated total cigarette market increased by 6.7%, or by 1.9% excluding the net impact of estimated trade inventory movements, primarily reflecting improved market conditions and a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total market. PMI's cigarette market share, benefiting from the impact of estimated inventory movements, was up by 0.8 points, with growth of Marlboro and Benson & Hedges, reflecting the impact of new product launches, partly offset by low-price

- -24 -

Delicados. PMI's share of the premium segment, representing 56.8% of the total market, increased by 1.1 points to 93.5%.
In the quarter, the estimated total cigarette market increased by 6.8%. Excluding the net impact of estimated trade inventory movements, the estimated total cigarette market decreased by 2.5%. The increase in PMI's cigarette shipment volume mainly reflected the higher total cigarette market. PMI's cigarette market share, benefiting from the impact of estimated trade inventory movements mentioned above, was up by 2.6 points, reflecting the same dynamics as for the full year. PMI's share of the premium segment, representing 59.5% of the total market, was up by 2.1 points to 94.9%.

- -25 -

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

- -26 -

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize Reduced-Risk Products; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2016. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -27 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended December 31,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$19,189	$18,371	4.5%
Cost of sales	2,499	2,375	5.2%
Excise Taxes on products (1)	12,218	11,979	2.0%
Gross profit	4,472	4,017	11.3%
Marketing, administration and research costs	1,842	2,028
Asset impairment and exit costs	—	68
Amortization of intangibles	18	20
Operating Income (2)	2,612	1,901	37.4%
Interest expense, net	201	227
Earnings before income taxes	2,411	1,674	44.0%
Provision for income taxes	658	412	59.7%
Equity (income)/loss in unconsolidated subsidiaries, net	(22)	(36)
Net Earnings	1,775	1,298	36.7%
Net Earnings attributable to noncontrolling interests	64	49
Net Earnings attributable to PMI	$1,711	$1,249	37.0%

Per share data (3):
Basic Earnings Per Share	$1.10	$0.80	37.5%
Diluted Earnings Per Share	$1.10	$0.80	37.5%

(1) The segment detail of Excise Taxes on products sold for the quarters ended December 31, 2016 and 2015 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$2,612	$1,901	37.4%
Excluding:
- Amortization of intangibles	18	20
- General corporate expenses (included in marketing, administration and research costs above)	42	47
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(22)	(36)
Operating Companies Income	$2,694	$2,004	34.4%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended December 31, 2016 and 2015 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$6,465	$4,636	$5,517	$2,571	$19,189
	Excise Taxes on products	(4,521)	(2,838)	(3,073)	(1,786)	(12,218)
	Net Revenues excluding Excise Taxes	1,944	1,798	2,444	785	6,971

2015	Net Revenues	$6,647	$4,420	$4,786	$2,518	$18,371
	Excise Taxes on products	(4,713)	(2,703)	(2,867)	(1,696)	(11,979)
	Net Revenues excluding Excise Taxes	1,934	1,717	1,919	822	6,392

Variance	Currency	(25)	(85)	118	(98)	(90)
	Acquisitions	—	—	—	—	—
	Operations	35	166	407	61	669
	Variance Total	10	81	525	(37)	579
	Variance Total (%)	0.5%	4.7%	27.4%	(4.5)%	9.1%

	Variance excluding Currency	35	166	407	61	669
	Variance excluding Currency (%)	1.8%	9.7%	21.2%	7.4%	10.5%

	Variance excluding Currency & Acquisitions	35	166	407	61	669
	Variance excluding Currency & Acquisitions (%)	1.8%	9.7%	21.2%	7.4%	10.5%

(1) 2016 Currency increased / (decreased) Net Revenues as follows:
	European Union	$(103)
	EEMA	(329)
	Asia	233
	Latin America & Canada	(580)
		$(779)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$898	$627	$908	$261	$2,694
2015	599	704	465	236	2,004
% Change	49.9%	(10.9)%	95.3%	10.6%	34.4%

Reconciliation:
For the quarter ended December 31, 2015	$599	$704	$465	$236	$2,004

2015 Asset impairment and exit costs	68	—	—	—	68
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	29	(390)	63	(62)	(360)
Operations	202	313	380	87	982
For the quarter ended December 31, 2016	$898	$627	$908	$261	$2,694

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended December 31,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$1.10	(1)
2015 Diluted Earnings Per Share		$0.80	(1)
Change		$0.30
% Change		37.5%

Reconciliation:
2015 Diluted Earnings Per Share		$0.80	(1)

Special Items:
2015 Asset impairment and exit costs		0.03
2015 Tax items		(0.02)
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.13)
Interest		0.01
Change in tax rate		(0.02)
Operations		0.43	(2)
2016 Diluted Earnings Per Share		$1.10	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q4 2016	Q4 2015

Net Earnings attributable to PMI	$1,711	$1,249
Less distributed and undistributed earnings attributable
to share-based payment awards	5	4
Net Earnings for basic and diluted EPS	$1,706	$1,245

Weighted-average shares for basic and diluted EPS	1,551	1,549

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Years Ended December 31,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$74,953	$73,908	1.4%
Cost of sales	9,391	9,365	0.3%
Excise Taxes on products (1)	48,268	47,114	2.4%
Gross profit	17,294	17,429	(0.8)%
Marketing, administration and research costs	6,405	6,656
Asset impairment and exit costs	—	68
Amortization of intangibles	74	82
Operating Income (2)	10,815	10,623	1.8%
Interest expense, net	891	1,008
Earnings before income taxes	9,924	9,615	3.2%
Provision for income taxes	2,768	2,688	3.0%
Equity (income)/loss in unconsolidated subsidiaries, net	(94)	(105)
Net Earnings	7,250	7,032	3.1%
Net Earnings attributable to noncontrolling interests	283	159
Net Earnings attributable to PMI	$6,967	$6,873	1.4%

Per share data (3):
Basic Earnings Per Share	$4.48	$4.42	1.4%
Diluted Earnings Per Share	$4.48	$4.42	1.4%

(1) The segment detail of Excise Taxes on products sold for the years ended December 31, 2016 and 2015 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$10,815	$10,623	1.8%
Excluding:
- Amortization of intangibles	74	82
- General corporate expenses (included in marketing, administration and research costs above)	161	162
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(94)	(105)
Operating Companies Income	$11,144	$10,972	1.6%

(3) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the years ended December 31, 2016 and 2015 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Years Ended December 31,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$27,129	$18,286	$20,531	$9,007	$74,953
	Excise Taxes on products	(18,967)	(11,286)	(11,850)	(6,165)	(48,268)
	Net Revenues excluding Excise Taxes	8,162	7,000	8,681	2,842	26,685

2015	Net Revenues	$26,563	$18,328	$19,469	$9,548	$73,908
	Excise Taxes on products	(18,495)	(10,964)	(11,266)	(6,389)	(47,114)
	Net Revenues excluding Excise Taxes	8,068	7,364	8,203	3,159	26,794

Variance	Currency	(147)	(600)	(8)	(525)	(1,280)
	Acquisitions	—	—	—	—	—
	Operations	241	236	486	208	1,171
	Variance Total	94	(364)	478	(317)	(109)
	Variance Total (%)	1.2%	(4.9)%	5.8%	(10.0)%	(0.4)%

	Variance excluding Currency	241	236	486	208	1,171
	Variance excluding Currency (%)	3.0%	3.2%	5.9%	6.6%	4.4%

	Variance excluding Currency & Acquisitions	241	236	486	208	1,171
	Variance excluding Currency & Acquisitions (%)	3.0%	3.2%	5.9%	6.6%	4.4%

(1) 2016 Currency decreased Net Revenues as follows:
	European Union	$(571)
	EEMA	(1,963)
	Asia	(266)
	Latin America & Canada	(2,403)
		$(5,203)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Years Ended December 31,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$3,994	$3,016	$3,196	$938	$11,144
2015	3,576	3,425	2,886	1,085	10,972
% Change	11.7%	(11.9)%	10.7%	(13.5)%	1.6%

Reconciliation:
For the year ended December 31, 2015	$3,576	$3,425	$2,886	$1,085	$10,972

2015 Asset impairment and exit costs	68	—	—	—	68
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	34	(839)	52	(282)	(1,035)
Operations	316	430	258	135	1,139
For the year ended December 31, 2016	$3,994	$3,016	$3,196	$938	$11,144

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Years Ended December 31,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$4.48	(1)
2015 Diluted Earnings Per Share		$4.42	(1)
Change		$0.06
% Change		1.4%

Reconciliation:
2015 Diluted Earnings Per Share		$4.42	(1)

Special Items:
2015 Asset impairment and exit costs		0.03
2015 Tax items		(0.03)
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.46)
Interest		0.05
Change in tax rate		0.03
Operations		0.44	(2)
2016 Diluted Earnings Per Share		$4.48	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD December 2016	YTD December 2015

Net Earnings attributable to PMI	$6,967	$6,873
Less distributed and undistributed earnings attributable
to share-based payment awards	19	24
Net Earnings for basic and diluted EPS	$6,948	$6,849

Weighted-average shares for basic and diluted EPS	1,551	1,549

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	December 31,		December 31,
	2016		2015
Assets
Cash and cash equivalents	$4,239		$3,417
All other current assets	13,369		12,387
Property, plant and equipment, net	6,064		5,721
Goodwill	7,324		7,415
Other intangible assets, net	2,470		2,623
Investments in unconsolidated subsidiaries	1,011		890
Other long-term assets	2,374		1,503
Total assets	$36,851		$33,956

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$643		$825
Current portion of long-term debt	2,573		2,405
All other current liabilities	13,251		12,156
Long-term debt	25,851		25,250
Deferred income taxes	1,897		1,543
Other long-term liabilities	3,536		3,253
Total liabilities	47,751		45,432

Total PMI stockholders' deficit	(12,688)		(13,244)
Noncontrolling interests	1,788		1,768
Total stockholders' deficit	(10,900)		(11,476)
Total liabilities and stockholders' (deficit) equity	$36,851		$33,956

Total debt	$29,067		$28,480
Total debt to Adjusted EBITDA	2.51	(1)	2.49	(1)
Net debt to Adjusted EBITDA	2.15	(1)	2.19	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 16.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$6,465	$4,521	$1,944	$(25)	$1,969	$—	$1,969	European Union	$6,647	$4,713	$1,934	0.5%	1.8%	1.8%
4,636	2,838	1,798	(85)	1,883	—	1,883	EEMA	4,420	2,703	1,717	4.7%	9.7%	9.7%
5,517	3,073	2,444	118	2,326	—	2,326	Asia	4,786	2,867	1,919	27.4%	21.2%	21.2%
2,571	1,786	785	(98)	883	—	883	Latin America & Canada	2,518	1,696	822	(4.5)%	7.4%	7.4%
$19,189	$12,218	$6,971	$(90)	$7,061	$—	$7,061	PMI Total	$18,371	$11,979	$6,392	9.1%	10.5%	10.5%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$898			$29	$869	$—	$869	European Union			$599	49.9%	45.1%	45.1%
627			(390)	1,017	—	1,017	EEMA			704	(10.9)%	44.5%	44.5%
908			63	845	—	845	Asia			465	95.3%	81.7%	81.7%
261			(62)	323	—	323	Latin America & Canada			236	10.6%	36.9%	36.9%
$2,694			$(360)	$3,054	$—	$3,054	PMI Total			$2,004	34.4%	52.4%	52.4%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended December 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$898	$—	$898	$29	$869	$—	$869	European Union	$599	$(68)	$667	34.6%	30.3%	30.3%
627	—	627	(390)	1,017	—	1,017	EEMA	704	—	704	(10.9)%	44.5%	44.5%
908	—	908	63	845	—	845	Asia	465	—	465	95.3%	81.7%	81.7%
261	—	261	(62)	323	—	323	Latin America & Canada	236	—	236	10.6%	36.9%	36.9%
$2,694	$—	$2,694	$(360)	$3,054	$—	$3,054	PMI Total	$2,004	$(68)	$2,072	30.0%	47.4%	47.4%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$869	$1,969	44.1%		$869	$1,969	44.1%	European Union	$667	$1,934	34.5%		9.6	9.6
1,017	1,883	54.0%		1,017	1,883	54.0%	EEMA	704	1,717	41.0%		13.0	13.0
845	2,326	36.3%		845	2,326	36.3%	Asia	465	1,919	24.2%		12.1	12.1
323	883	36.6%		323	883	36.6%	Latin America & Canada	236	822	28.7%		7.9	7.9
$3,054	$7,061	43.3%		$3,054	$7,061	43.3%	PMI Total	$2,072	$6,392	32.4%		10.9	10.9

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 10.

				Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended December 31,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$1.10	$0.80	37.5%

Less:
Currency impact	(0.13)

Reported Diluted EPS, excluding Currency	$1.23	$0.80	53.8%

	2016	2015	% Change

Reported Diluted EPS	$1.10	$0.80	37.5%

Adjustments:
Asset impairment and exit costs	—	0.03
Tax items	—	(0.02)

Adjusted Diluted EPS	$1.10	$0.81	35.8%

Less:
Currency Impact	(0.13)

Adjusted Diluted EPS, excluding Currency	$1.23	$0.81	51.9%

													Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Years Ended December 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions
$27,129	$18,967	$8,162	$(147)	$8,309	$—	$8,309	European Union	$26,563	$18,495	$8,068	1.2%	3.0%	3.0%
18,286	11,286	7,000	(600)	7,600	—	7,600	EEMA	18,328	10,964	7,364	(4.9)%	3.2%	3.2%
20,531	11,850	8,681	(8)	8,689	—	8,689	Asia	19,469	11,266	8,203	5.8%	5.9%	5.9%
9,007	6,165	2,842	(525)	3,367	—	3,367	Latin America & Canada	9,548	6,389	3,159	(10.0)%	6.6%	6.6%
$74,953	$48,268	$26,685	$(1,280)	$27,965	$—	$27,965	PMI Total	$73,908	$47,114	$26,794	(0.4)%	4.4%	4.4%

2016								2015			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisi- tions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$3,994			$34	$3,960	$—	$3,960	European Union			$3,576	11.7%	10.7%	10.7%
3,016			(839)	3,855	—	3,855	EEMA			3,425	(11.9)%	12.6%	12.6%
3,196			52	3,144	—	3,144	Asia			2,886	10.7%	8.9%	8.9%
938			(282)	1,220	—	1,220	Latin America & Canada			1,085	(13.5)%	12.4%	12.4%
$11,144			$(1,035)	$12,179	$—	$12,179	PMI Total			$10,972	1.6%	11.0%	11.0%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Years Ended December 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$3,994	$—	$3,994	$34	$3,960	$—	$3,960	European Union	$3,576	$(68)	$3,644	9.6%	8.7%	8.7%
3,016	—	3,016	(839)	3,855	—	3,855	EEMA	3,425	—	3,425	(11.9)%	12.6%	12.6%
3,196	—	3,196	52	3,144	—	3,144	Asia	2,886	—	2,886	10.7%	8.9%	8.9%
938	—	938	(282)	1,220	—	1,220	Latin America & Canada	1,085	—	1,085	(13.5)%	12.4%	12.4%

$11,144	$—	$11,144	$(1,035)	$12,179	$—	$12,179	PMI Total	$10,972	$(68)	$11,040	0.9%	10.3%	10.3%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$3,960	$8,309	47.7%		$3,960	$8,309	47.7%	European Union	$3,644	$8,068	45.2%		2.5	2.5
3,855	7,600	50.7%		3,855	7,600	50.7%	EEMA	3,425	7,364	46.5%		4.2	4.2
3,144	8,689	36.2%		3,144	8,689	36.2%	Asia	2,886	8,203	35.2%		1.0	1.0
1,220	3,367	36.2%		1,220	3,367	36.2%	Latin America & Canada	1,085	3,159	34.3%		1.9	1.9

$12,179	$27,965	43.6%		$12,179	$27,965	43.6%	PMI Total	$11,040	$26,794	41.2%		2.4	2.4

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 13.

				Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Years Ended December 31,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$4.48	$4.42	1.4%

Less:
Currency impact	(0.46)

Reported Diluted EPS, excluding Currency	$4.94	$4.42	11.8%

	2016	2015	% Change

Reported Diluted EPS	$4.48	$4.42	1.4%

Adjustments:
Asset impairment and exit costs	—	0.03
Tax items	—	(0.03)

Adjusted Diluted EPS	$4.48	$4.42	1.4%

Less:
Currency impact	(0.46)

Adjusted Diluted EPS, excluding Currency	$4.94	$4.42	11.8%

		Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2016	2015

Net Earnings	$7,250	$7,032
Equity (income)/loss in unconsolidated subsidiaries, net	(94)	(105)
Provision for Income Taxes	2,768	2,688
Interest expense, net	891	1,008
Depreciation and amortization	743	754
Asset impairment and exit costs	—	68
Adjusted EBITDA	$11,558	$11,445

	December 31,	December 31,
	2016	2015

Short-term borrowings	$643	$825
Current portion of long-term debt	2,573	2,405
Long-term debt	25,851	25,250
Total Debt	$29,067	$28,480
Less: Cash and cash equivalents	4,239	3,417
Net Debt	$24,828	$25,063

Ratios:
Total Debt to Adjusted EBITDA	2.51	2.49
Net Debt to Adjusted EBITDA	2.15	2.19

						Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Years Ended December 31,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Years Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$2,149	$1,872	14.8%	$8,077	$7,865	2.7%

Less:
Capital expenditures	438	324		1,172	960

Free cash flow	$1,711	$1,548	10.5%	$6,905	$6,905	—%

Less:
Currency impact	(338)			(340)
Free cash flow, excluding currency	$2,049	$1,548	32.4%	$7,245	$6,905	4.9%

	For the Quarters Ended			For the Years Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities (1)	$2,149	$1,872	14.8%	$8,077	$7,865	2.7%

Less:
Currency impact	(346)			(409)
Net cash provided by operating activities, excluding currency	$2,495	$1,872	33.3%	$8,486	$7,865	7.9%

(1) Operating cash flow.

						Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Product Category
($ in millions)
(Unaudited)

	2016

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Full-Year

Net Revenues

Combustible Products (1)	$16,732	$18,917	$19,721	$18,844	74,214

Reduced-Risk Products (2)	56	124	214	345	739	(3)

PMI Total	$16,788	$19,041	$19,935	$19,189	$74,953

Net Revenues excluding Excise Taxes (5)

Combustible Products	$6,028	$6,526	$6,770	$6,628	$25,952

Reduced-Risk Products	55	123	212	343	733	(4)

PMI Total	$6,083	$6,649	$6,982	$6,971	$26,685

(1) Net revenue amounts for our Combustible Products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include Reduced-Risk products.

(2) Net revenue amounts for our Reduced-Risk Products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our a) heat-not-burn consumables, which include HeatSticks, our IQOS devices and related accessories, and b) other nicotine-containing products, which primarily include our e-vapor products. Reduced-Risk Products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of Reduced-Risk Products in various stages of development, scientific assessment and commercialization. Because our Reduced-Risk Products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) Primarily in Asia Region. Reduced-Risk Products net revenues in our Asia Region are as follows: Q1: $47, Q2: $111, Q3: $196, Q4: $312 and full year: $666.

(4) Primarily in Asia Region. Reduced-Risk Products net revenues, excluding excise taxes, in our Asia Region are as follows: Q1: $47, Q2: $111, Q3: $196, Q4: $312 and full year: $666.

(5) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.
.